For Immediate Release:

Green EnviroTech Holdings Corp. Announces Appointment of Mr. Chris Smith as a Director of the Company

JAMESTOWN, CA--(Marketwired – Jan 12, 2017) - Green EnviroTech Holdings, Corp. (OTC PINK : GETH) is pleased to announce that Mr. Chris Smith has been appointed as a Director of the Company effective immediately.

Mr. Smith has had a thirty year career in finance and investment banking, starting with UBS; and has lived and worked on three continents. Chris is, and continues to be, a long term investor in, and business partner to, GETH.

Gary De Laurentiis, GETH Chairman said: “Chris has been a solid and reliable partner to me and to the Company through the last 5 years. His loyal support has enabled us to achieve our current position of looking to deploy our GEN 1 End of Life Tire Processing Solution in 2017. Appointing Chris as a Director will formalize the role he has been playing and enable GETH to benefit from his insights on a more regular basis. I would like to personally thank Chris for his dedication and effort in supporting me and the Company.”

Chris Bowers, CEO of GETH, added: “I have benefited from Chris’ understandings of the public markets, particularly the OTC market. He has provided robust guidance on funding strategy and plans, and his connections into the financial world have been helpful. I look forward to working with Chris in the future.”

Sharing in the excitement over his appointment, Chris Smith remarked: “It is an honor to be asked to become a Director of GETH at this very exciting time. My association with Gary and GETH has been driven by a passion for the market and a belief that we would develop a workable solution through dedication, effort and persistence. I am pleased to see that we have developed the GEN 1 End of Life Tire Processing Solution and aim to build the first plants in 2017. I would like to thank Gary for appointing me as a Director of GETH and I look forward to continuing to work with Gary, Chris and the GETH team as we move forward”

Forward-Looking Statements

This press release contains forward-looking statements that relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

About GreenEnviroTech Holdings

GreenEnviroTech Holdings, Corp. (GETH) is a pioneer in sustainable development. Our mission is to find and implement practical, economical solutions that will clean up the environment. Our technologies will convert waste into valuable products and help to protect the planet.

For more information on GETH:

www.greenenvirotech.com

CONTACT INFORMATION

Public Relations and Media Contact:

LCG

Headquarter Office

702.333.4886

www.lcginfo.com